SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 4, 2001



                            CHAPARRAL RESOURCES, INC.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                     0-7261                    84-0630863
          --------                     ------                    ----------
(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)



     16945 Northchase, Suite 1620                                   77060
            Houston, Texas                                        (Zip Code)
(Address of Principal Executive Offices)




       Registrant's telephone number, including area code: (281) 877-7100

Item 5. Other Events.

     The following press release was issued by the Company on June 4, 2001, a copy of which is included as Exhibit 99.1 and incorporated herein by this reference:

     CHAPARRAL RESOURCES, INC. ANNOUNCES ADDITIONAL BRIDGE FINANCING AND PROPOSAL TO RESTRUCTURE LOAN AGREEMENT WITH SHELL CAPITAL

     Houston, Texas, June 4, 2001 -- Chaparral Resources, Inc. (NASDAQ: CHAR) announced today an amendment to its existing $24.0 million credit facility that provides for a short-term uncommitted bridge loan from Shell Capital Inc. ("Shell Capital") in an aggregate principal amount of up to an additional $8.0 million (the "Bridge Loan"). Chaparral has borrowed approximately $3.0 million under the Bridge Loan to fund its working capital requirements. To induce Shell Capital to enter into the Bridge Loan, Chaparral issued preferred shares of stock in its subsidiary, Central Asian Petroleum (Guernsey) Limited ("CAP(G)") to Shell Capital. In addition to other rights and remedies of Shell Capital under the Bridge Loan, if Chaparral fails to repay or refinance the then outstanding balance of the Bridge Loan on or before September 30, 2001, the preferred shares in CAP(G) will convert and entitle Shell Capital to 40% of the distributable profits of CAP(G). Upon repayment of the Bridge Loan, the preferred shares will be cancelled.

     To facilitate refinancing on or before September 30, 2001, Chaparral obtained a non-binding indicative proposal from Shell Capital to restructure all of its indebtedness with Shell Capital. Under the proposal, the restructured debt would bear interest at LIBOR plus between 12.75% and 17.75%, and a Shell Capital affiliate's existing warrant to acquire approximately 12.5% of the outstanding common stock of Chaparral, or 1,785,455 shares, would be exchanged for a series of preferred shares in CAP(G) that would entitle Shell Capital or its affiliate to between 5% and 15% of a net profits interest in the cash flows of CAP(G). The proposal also includes a number of other terms and conditions, including the revision or elimination of the requirement to reach project completion on or before September 30, 2001. The indicative proposal from Shell Capital, however, is non-binding. No assurances can be provided that Chaparral will be able to successfully restructure its indebtedness on or before September 30, 2001. If Chaparral is able to restructure its indebtedness with Shell Capital, there is no assurance the terms and conditions of such refinancing would be favorable to Chaparral.

     John G. McMillian, Co-Chairman of the Company, said, "The Bridge Loan is a positive step forward. We will work in good faith to restructure our indebtedness with Shell Capital and feel very fortunate to have them as a part of this project."

     Chaparral Resources, Inc. is an international oil and gas exploration and production company. Chaparral participates in the development of the Karakuduk Field through Closed Type JSC Karakudkmunay ("KKM") of which Chaparral is the operator. Chaparral owns a 50% beneficial ownership interest in KKM through CAP(G) with the other 50% ownership interest being held by Kazakh companies, including KazakhOil, the government-owned oil company.

     Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Chaparral's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, the ability of Chaparral to secure financing, volatility of oil prices, product demand, market competition, risks inherent in Chaparral's international operations, imprecision of reserve estimates and Chaparral's ability to replace and expand oil and gas reserves. These and other risks are described in the Chaparral's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     Number      Exhibit
     ------      -------
     99.1        Press Release, dated June 4, 2001, of Chaparral Resources, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CHAPARRAL RESOURCES, INC.



Date:  June 6, 2001                          By: /s/ Michael B. Young
                                             ----------------------------------
                                             Michael B. Young
                                             Treasurer and Controller